Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Feb 28, 2001
Payment Date	Mar 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.568750%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2001 Feb 15, 2001 28
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	110,113,132.59	81,518,834.17	7,711,241.07	20,977,965.62
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	5.808750%	6.193750%	6.598750%
Interest/Yield Payable on the Principal Balance	497,482	392,706	39,577
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	497,482	392,706	39,577
Interest/Yield Paid	497,482	392,706	39,577

Summary

Beginning Security Balance	110,113,133	81,518,834	7,711,241	20,977,966
Beginning Adjusted Balance	110,113,133	81,518,834	7,711,241
Principal Paid	4,160,414	3,079,856	291,338	838,228
Ending Security Balance	105,952,719	78,438,978	7,419,903	20,185,638
Ending Adjusted Balance	105,952,719	78,438,978	7,419,903
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	105,998,619	78,438,978	7,419,903
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			6,424,364
Ending OC Amount as Holdback Amount				20,185,638
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.6633093	$2.2805736	$1.3059949
Principal Paid per $1000	$5.5472184	$17.8857586	$9.6138378